UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2021, our Board elected Shishir Sinha as our Vice President, Chief Operating Officer and Secretary. (Mr. Sinha had previously been serving as our Vice President, Operations and Secretary. Chief Operating Officer is a newly-created officer position.)

Mr. Sinha joined Qualigen as Vice President, Operations & QA/QC in 2006. Before joining Qualigen, Mr. Sinha held manufacturing and related positions with Nanogen, Celera Diagnostics, Sequenom, Sandoz Pharmaceutics (Novartis) and Microgenics Corp. Mr. Sinha holds an MBEE in Biotechnology Enterprise from Johns Hopkins University and a B.A. in Genetics from the University of California, Berkeley. Mr. Sinha is currently 54 years old.

There is no arrangement or understanding between Mr. Sinha and any other persons or entities pursuant to which he was elected to the new positions. His compensation is not being changed in connection with his election to his new positions.

Since the beginning of our last fiscal year, there have been no reportable transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which Mr. Sinha, or any member of his immediate family, had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: March 5, 2021	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer